UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 10, 2005

Accellent Corp.

 (Exact Name of Registrant as Specified in Charter)

Colorado	333-118675	91-2054669
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West 7th Avenue, Suite 200, Collegeville, PA 19426-0992

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (610) 489-0300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 10, 2005, Edward A. Johnson was elected to the Boards of Directors of Accellent Corp. (the “Company”) and Accellent Inc., its parent (“Parent”).  On June 30, 2004, Parent entered into an Amended and Restated Shareholders’ Agreement with DLJ Merchant Banking Partners III, L.P., DLJ Offshore Partners III-1, C.V., DLJ Offshore Partners III-2, C.V., DLJ Offshore Partners III, C.V., DLJ MB Partners III GmbH & Co. KG, Millennium Partners II, L.P. and MBP III Plan Investors, L.P. (collectively, “DLJMB”) and certain other investors party thereto (the “Shareholders’ Agreement”), pursuant to which, DLJMB has the right to nominate three directors to each of the Company’s and Parent’s boards of directors.  Mr. Johnson was nominated by DLJMB to fill a vacancy on the boards left by the resignation of Daniel J. Pulver.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELLENT CORP.

Date: August 15, 2005	By:	/s/ STEWART A. FISHER
	Name:	Stewart A. Fisher
	Title:	Chief Financial Officer, Vice President,
Treasurer and Secretary